Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Marpai, Inc. (the “Company”) on Form S-8 (No. 333-279624 and No. 333-265572) of our report dated March 25, 2026, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for the years then ended, which report appears in this annual report on Form 10-K.

Melville, NY

March 25, 2026